EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-91119) and on Form S-3 (No. 333-36352) of Micromuse, Inc. of our report dated May 17, 2000 relating to the financial statements of NetOps Corporation, which appears in the Current Report on Form 8-K of Micromuse, Inc., as amended, dated October 4, 2000.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Stamford, Connecticut
October 4, 2000